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                       FIRST AMENDMENT TO RIGHTS AGREEMENT


     This FIRST AMENDMENT TO RIGHTS AGREEMENT is made and entered into as of the 7th day of May 1999 by and between Spacelabs Medical, Inc., a Delaware corporation (the "Company"), and First Chicago Trust Company of New York (the "Rights Agent").


                               W I T N E S S E T H

     WHEREAS, the Company and the Rights Agent entered into a Rights Agreement dated as of June 26, 1992;

     WHEREAS, Section 26 of the Rights Agreement provides that (i) prior to the Distribution Date (as such term is defined in the Rights Agreement), the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Rights Agreement without approval of any holder of the Rights and (ii) any supplement of amendment duly approved by the Company shall become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent; and

     WHEREAS, the Company has directed that the Rights Agreement be amended as described herein;

     NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. The recitals set forth hereinabove are incorporated by reference with the same force and effect as if fully set forth herein;

     2.   The Rights Agreement shall be amended as set forth below:

          a. The proviso at the end of Section 24(a) is hereby deleted such that Section 24(a) shall read in its entirety as follows:

               Section 24. Redemption and Termination. (a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) such time as a person becomes an Acquiring Person and
          (ii) the Expiration Date, order the redemption of all, but not fewer than all, the then outstanding Rights at the Redemption Price (the date of such redemption being the "Redemption Date"), and the Company, at its option, may pay the Redemption Price either in cash or Common Shares or other securities of the Company deemed by the Board of Directors of the Company, in the exercise of its sole discretion, to be at least equivalent in value to the Redemption Price.

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          b.   The second to last sentence of Section 26 is hereby deleted.


     3. Except as amended hereby, the Rights Agreement shall remain in full force and effect in accordance with the provisions thereof.

     IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Rights Agreement as of the day and year first hereinabove written.


                                         SPACELABS MEDICAL, INC.,


                                         By:
                                             -----------------------------------
                                             Name: Eugene V. DeFelice
                                             Title: Vice President,
                                                    General Counsel



                                         FIRST CHICAGO TRUST COMPANY OF NEW YORK


                                         By:
                                             -----------------------------------
                                             Name: Gerard O'Leary
                                             Title: Vice President